UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibit include forward-looking statements. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and Southern California Edison Company. Edison International and Southern California Edison Company have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and Southern California Edison Company's combined Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q.

Item  1.01    Entry Into A Material Definitive Agreement
Item 2.06 Material Impairment

Entry into Revised Settlement and Utility Shareholder Agreements
On January 30, 2018, Edison International's subsidiary, Southern California Edison Company (“SCE”), San Diego Gas & Electric Co. (“SDG&E”), the Alliance for Nuclear Responsibility, the California Large Energy Consumers Association, California State University, Citizens Oversight dba Coalition to Decommission San Onofre, the Coalition of California Utility Employees, the Direct Access Customer Coalition, Ruth Henricks, The Office of Ratepayer Advocates, The Utility Reform Network, and Women’s Energy Matters (together, the “Parties”) entered into a settlement agreement ("Revised Settlement Agreement") in the San Onofre Nuclear Generating Station Units 2 and 3 (“San Onofre”) Order Instituting Investigation proceeding (“OII”). If approved by the California Public Utilities Commission (“CPUC”), the Revised Settlement Agreement will resolve all issues under consideration in the OII and will modify the prior settlement agreement approved by the CPUC in November 2014 (“Prior Settlement Agreement”). If approved by the CPUC, the Revised Settlement Agreement will also result in the dismissal of a federal lawsuit currently pending in the 9th Circuit Court of Appeals challenging the CPUC’s authority to permit rate recovery of San Onofre costs. The Revised Settlement Agreement was the result of multiple mediation sessions in 2017 and January 2018 and was signed on January 30, 2018 following a settlement conference in the OII, as required under CPUC rules.
In connection with the Revised Settlement Agreement, and in exchange for the release of certain San Onofre-related claims, SCE and SDG&E (collectively, “Utilities”) have entered into an agreement (“Utility Shareholder Agreement”) in which SCE has agreed to pay SDG&E the amounts SDG&E would have received in rates under the Prior Settlement Agreement but will not receive upon implementation of the Revised Settlement Agreement.
Implementation of the terms of the Revised Settlement Agreement is subject to the approval of the CPUC, as to which there is no assurance. The Parties to the Revised Settlement Agreement have agreed to exercise their best efforts to obtain CPUC approval, but there can be no certainty of when or what the CPUC will actually decide.
A summary of the Revised Settlement and Utility Shareholder Agreements follows. The summary of the Revised Settlement Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.1 to this Current Report.
Disallowances, Refunds and Recoveries
If the Revised Settlement Agreement is approved by the CPUC, the Utilities will cease rate recovery of San Onofre costs as of the date their combined remaining San Onofre regulatory assets equal $775 million (the “Cessation Date”). SCE has previously requested the CPUC to authorize SCE to reduce the San Onofre regulatory asset by applying $72 million of proceeds received from litigation with the U.S. Department of Energy (“DOE”) related to DOE’s failure to meet its obligation to begin accepting spent nuclear fuel from San Onofre. If that request is approved by the CPUC, the Cessation Date is estimated to be December 19, 2017. If that request is not approved by the CPUC, the Cessation Date is estimated to be April 21, 2018. The Utilities will refund to customers San Onofre-related amounts recovered in rates after the Cessation Date. SCE will retain amounts collected under the Prior Settlement Agreement before the Cessation Date. SCE also will retain $47 million of proceeds received in 2017 from arbitration with Mitsubishi Heavy Industries (“MHI”) over MHI’s delivery of faulty steam generators. In the Revised Settlement Agreement, SCE retains the right to sell its stock of nuclear fuel and not share such proceeds with customers, as was provided in the Prior Settlement Agreement. SCE intends to sell its nuclear fuel inventory as market conditions warrant. Sales of nuclear fuel may be significant and will be accounted for as non-core gains when sales are executed.
Under the Prior Settlement Agreement, the Utilities agreed to fund $25 million for a Research, Development and Demonstration program that is intended to develop technologies and methodologies to reduce greenhouse gas emissions (“GHG Reduction Program”). The Utilities’ funding obligation is reduced to $12.5 million under the Revised Settlement Agreement.
If approved by the CPUC, the Revised Settlement Agreement will also provide certain exclusions from the determination of SCE’s ratemaking capital structure. Notwithstanding that SCE will no longer recover its San Onofre regulatory asset, the debt borrowed to finance the regulatory asset will continue to be excluded from SCE’s ratemaking capital structure. Additionally, SCE may exclude the after-tax charge resulting from the implementation of the Revised Settlement Agreement from its ratemaking capital structure.
Accounting and Financial Impacts
Under the Prior Settlement Agreement, generally accepted accounting principles (“GAAP”) required that previously incurred costs related to San Onofre Units 2 & 3 be reflected as a regulatory asset to the extent that management concluded the costs were probable of recovery through future rates. GAAP also requires that amounts collected that are probable of refund to customers be recorded as regulatory liabilities. Regulatory assets recorded under the Prior Settlement Agreement that are no longer probable of recovery through future rates will be written off and regulatory liabilities for amounts not required to be refunded to customers will be reversed in SCE's year-end financial statements. Additionally, under the Utility Shareholder Agreement, SCE will pay SDG&E the amounts it would have received under the Prior Settlement Agreement but will not receive under the Revised Settlement Agreement. As of December 19, 2017, SDG&E’s regulatory asset was approximately $151 million. In connection with its year-end financial statements, SCE will record an accrued liability of $143 million for the present value of this obligation. The following table summarizes the financial impact of the Revised Settlement Agreement and the Utility Shareholder Agreement:

(in millions)
San Onofre base regulatory asset	$696
DOE litigation regulatory liability	(72)
MHI Arbitration regulatory liability	(47)
GHG Reduction Program	(10)
Other	6
Present value of Utility Shareholder Agreement	143
Total pre-tax charge	$716
Total after-tax charge	$448

The CPUC regulates SCE’s capital structure which limits the dividends it may pay Edison International. After giving effect to the above accounting charge, SCE continues to expect its capital structure to remain at or above the CPUC-mandated 48% on a 13-month weighted average basis. However, the timing and amount of SCE’s future dividends are also dependent on a number of other factors including SCE’s requirements to fund other obligations and capital expenditures, its ability to access the capital markets and its ability to generate operating cash flows and earnings.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revised San Onofre Settlement Agreement dated January 30, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: January 30, 2018

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: January 30, 2018